UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Universal Capital Management, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

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Universal Capital Management, Inc.

2601 Annand Drive
Suite 16
Wilmington, DE 19808

Notice of Annual Meeting of Stockholders
To Be Held on October 9, 2007

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Universal Capital Management, Inc. will be held on Tuesday, October 9, 2007, commencing at 9:00 a.m. local time, at the offices of Stradley Ronon Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.

The 2007 Annual Meeting of Stockholders of Universal Capital Management, Inc. will be held for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders following their election and until their successors have been duly elected and qualified, or until the director’s earlier death, resignation or removal;

2. To consider and ratify the Audit and Compliance Committee’s appointment of Morison Cogen LLP as the Company’s independent registered public accountants for the fiscal year ending April 30, 2008; and

3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on August 31, 2007, the record date, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

Sincerely,

/s/ Joseph T. Drennan
Joseph T. Drennan
Secretary
Wilmington, Delaware
September 7, 2007

UNIVERSAL CAPITAL MANAGEMENT, INC.
PROXY STATEMENT

Annual Meeting of Stockholders
October 9, 2007

SOLICITATION OF PROXIES, REVOCABILITY AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Universal Capital Management, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Meeting”). The Meeting is scheduled to be held on Tuesday, October 9, 2007, commencing at 9:00 a.m. local time, at the offices of Stradley Ronon Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.

The mailing address of our principal executive office is 2601 Annand Drive, Suite 16, Wilmington, Delaware 19808. Our telephone number is (302) 998-8824. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 7, 2007, together with the Annual Report on Form 10-K for the year ended April 30, 2007.

Outstanding Shares and Voting Rights

The Board of Directors of the Company (the “Board of Directors”) has set the close of business on August 31, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 5,438,274 shares of the Company’s common stock (“Common Stock”) outstanding. These securities constitute the only class of securities entitled to vote at the Meeting.

The holder of each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be considered.

Quorum and Voting

The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

Required Vote for Directors

The election of directors will be determined by a plurality vote. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees likely will have no effect on the outcome of the election, although shares for which authority is withheld would be counted as present for purposes of determining the existence of a quorum.

Similarly, any “broker non-votes” (i.e., shares of Common Stock held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore, would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum.

Required Vote for Other Proposals

Proposal No. 2 requires the approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon. Therefore, abstentions will have the same effect as votes against such proposal. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote.

Revocability of Proxies

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the instructions on the proxy card or, as to any matter as to which no instructions are given, FOR the election of the proposed nominees and FOR the other proposal.

Stockholder Proposals

If a stockholder wishes to submit a proposal to be included in the proxy materials for the 2008 Annual Meeting of Stockholders, the Company must receive such proposal by May 10, 2008. Stockholder proposals to be presented at the 2008 Annual Meeting of Stockholders, but not included in the related proxy material, must be received no later than July 24, 2008. The Company is not required to include stockholder proposals in the proxy materials relating to the 2008 Annual Meeting of Stockholders if such proposal does not meet all of the requirements for inclusion established by the Securities and Exchange Commission (the “SEC”) and the Company By-laws in effect at that time.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to stockholders by the Company. The Company’s solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor.

SECURITY OWNERSHIP

The following table sets forth information concerning the shares of our common stock that are beneficially owned by each of our directors and named executive officers, by all of our directors and executive officers as a group, and by each person who owns 5% or more of our outstanding common stock based on filings made by such persons with the SEC. Unless otherwise indicated, the amounts are based on the number of Company shares held by such persons as of July 31, 2007. The address of each person in the table where no other address is specified is c/o Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, DE 19808.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1) (2)

Michael D. Queen	0	(3)	*
William R. Colucci	250,000		4.60%
Joseph T. Drennan	400,000		7.36%
Jeffrey P. Muchow	100,000		1.84%
Steven P. Pruitt, Jr.	100,000		1.84%
Thomas M. Pickard, Sr.	50,000		*
David Bovi	542,900	(4)	9.98
319 Clematis Street Suite 700 West Palm Beach, FL 33401
L&B Partnership	300,000		5.52%
3128 New Castle Avenue New Castle, DE 19720
McCrae Associates LLC	300,000	(5)	5.52%
196 Fern Avenue Litchfield, CT 06759
Zenith Holdings Inc. 3100 Old Limestone Road Wilmington, Delaware 19808	300,000		5.52%

All executive officers and directors as a group (6 persons)	900,000	(3) (4)	16.55%

* Less than one percent

(1)
This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 5,438,274 shares outstanding on July 31, 2007, adjusted as required by rules promulgated by the SEC.
(3)	Excludes 350,000 shares owned indirectly by Mr. Queen’s wife (of which 300,000 shares are owned by Zenith Holdings Inc.) as to which he disclaims beneficial ownership.
(4)
In June 15, 2006 Mr. Bovi purchased 400,000 shares of Company common stock at a price of $2.00 per share. The purchase price was paid by delivery of a promissory note in the amount of $800,000 calling for monthly payments of principal and interest over twelve months.

(5)
Excludes 200,000 shares owned by Liberator, LLC which the Company believes is under common control with McCrae. The Company has taken the position in litigation among the parties that Liberator, LLC is not entitled to such 200,000 shares and that McCrae is not entitled to the 300,000 shares set forth in the Security Ownership table.

The value of the equity securities of the Company beneficially owned by each director is as follows:

Name of Director	Dollar Range of Equity Securities in the Fund (1)	Aggregate Dollar Range of Equity Securities in all Funds Overseen or to be Overseen by Director in Family of Investment Companies
Michael D. Queen	None	N/A
Joseph T. Drennan	Over $100,000	N/A
Jeffrey P. Muchow	Over $100,000	N/A
Steven P. Pruitt, Jr.	Over $100,000	N/A
Thomas M. Pickard, Sr.	$10,001 - $50,000	N/A

(1) At July 31, 2007

Messrs. Muchow, Pruitt, and Pickard, who are not “interested persons” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended, do not own any securities beneficially or of record in (i) an investment adviser, principal underwriter or sponsoring insurance company of the Company or (ii) a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or sponsoring insurance company of the Company.

PROPOSAL 1

Election of Directors

(Item 1 on Proxy Card)

Nominees

The directors will be elected at the Meeting to serve until the next annual meeting of stockholders following their election and until their respective successors have been duly elected and qualified, or until the director’s earlier death, resignation, or removal. Directors will be elected by a plurality of the votes properly cast in person or by proxy. If so authorized, the persons named in the accompanying proxy card will vote the shares represented by the accompanying proxy card for the election of each nominee named in this Proxy Statement. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any nominee becomes unable or unwilling to serve at the time of the Meeting, which is not anticipated, the Board of Directors, at its discretion, may designate a substitute nominee or nominees, in which event the shares represented by the accompanying proxy card will be voted for such substituted nominee or nominees. All of the nominees for election currently serve as directors and constitute all of the directors of the Company, and have consented to continue to serve if elected.

The following table sets forth the names and certain information about each of the nominees for election as Director who are interested persons because of their positions with the Company:

Name	Age	Position	Director Since
Michael D. Queen	51	President and Director	2004

Joseph T. Drennan	62	Vice-President, Chief Financial Officer, Treasurer, Secretary and Director	2004

The following table sets forth the names and certain information about each of the nominees for election as Director who are not interested persons:

Name	Age	Position	Director Since

Jeffrey P. Muchow	61	Director	2004

Steven P. Pruitt, Jr.	32	Director	2004

Thomas M. Pickard, Sr.	69	Director	2004

The following description contains certain information concerning the nominees, including current positions, other directorships held by them and principal occupations during the past five years.

Michael D. Queen, President and Director. Mr. Queen has been the President of the Company since 2004. Between 2003 and 2004, Mr. and Mrs. Queen owned and operated Dickenson Holdings, LLC, a firm which provided consulting services to small businesses. Mr. Queen served as President and a director of Pennexx Foods, Inc. from 1999 to 2003. From 1997 to 1999 Mr. Queen was the Vice President of Sales, Marketing, and Business Analysis at Prizm Marketing Consultants of Blue Bell, Pennsylvania. Prizm Marketing provided market research, pricing modules, and distribution and advertising plans for business clients. From 1995 to 1997 Mr. Queen served as the President of Ocean King Enterprises, Inc. in Folcroft, Pennsylvania. Ocean King was a specialty seafood appetizer supplier to supermarkets. Mr. Queen’s address is 2601 Annand Drive, Suite 16, Wilmington, DE 19808.

Joseph T. Drennan, Director, Vice-President and Treasurer. Mr. Drennan has more than 30 years of experience in management, marketing and finance in the financial services and information technology industries. He has directed and implemented business turnarounds, crisis management and strategic planning for customers and clients ranging in size from $5 million in revenue to Fortune 100 companies in a variety of industries. From 2001 to 2004 Mr. Drennan was a partner in and a co-founder of Mulberry Consulting Group, LLC. Mulberry provided business and management consulting services to small and mid-market companies in a variety of industries with emphasis on operational analysis, strategic and operational planning and implementation solutions and processes.

From 1996 to 2000 Mr. Drennan served as Vice President and Secretary for CoreTech Consulting Group, Inc., a leading Information Technology consulting firm. His responsibilities included planning, marketing, finance, legal and facilities management.

Mr. Drennan currently serves on the Board of Directors of United Bank of Philadelphia and serves on its Audit and Capital and Planning Committees. He is a past Chairman of the Board of St. Joseph’s Prep, the Jesuit high school in Philadelphia. Mr. Drennan’s address is 2601 Annand Drive, Suite 16, Wilmington, DE 19808.

Jeffrey P. Muchow, Director. Mr. Muchow is a veteran of the food and agricultural processing industries. Since 2001 he has served as an independent consultant in business startups, mergers and turnaround situations for food processing enterprises. From 2000 to 2001, he served as President of Vertia, Inc., a supply chain company engaged in supply chain services for perishable food companies, and from 1999 to 2000 he served as Vice President - - Business Development of Working Machines, Inc. Mr. Muchow received his Master’s Degree in Agricultural Economics from the University of Missouri in 1970 and an MBA from the University of Northern Colorado in 1976. Mr. Muchow’s address is 13902 Hayes, Overland, Kansas.

Steven P. Pruitt, Jr., Director. Mr. Pruitt is DuPont’s Internal Control Coordinator and is responsible for implementing Sarbanes-Oxley compliance procedures on a global basis. Mr. Pruitt also assists in the development and implementation of critical internal controls and business processes throughout the company. Prior to business school, Mr. Pruitt worked for five years with the DuPont company in their Internal Audit Group. As a Senior Auditor, he helped to lead and train business teams on assessing and improving their business models. He also spent a year overseas focusing on educating DuPont’s joint ventures and subsidiaries on better business practices.

Mr. Pruitt graduated with an MBA degree from The University of North Carolina Kenan-Flagler Business School. In addition to his Master’s Degree, he holds a BS in Accounting Degree from the University of Delaware and passed the CPA exam in 1999. Mr. Pruitt’s address is 430 Canoe Club Road, Newark, Delaware.

Thomas M. Pickard, Sr., Director. Mr. Pickard is the founder and owner of Alpha Equipment Company. Established in August, 2003, Alpha Equipment Company is a distributor for C02 Blasting Machines. Alpha Equipment Company developed an air operated chiller/dryer for cooling and removing moisture from compressor air lines for which there is a patent pending. From 1995 to 2003, Mr. Pickard served in various sales capacities for Alpheus Cleaning Technologies of Rancho Cucamonga, CA. Mr. Pickard’s address is 6311 Farmar Lane, Flourtown, Pennsylvania.

The Board of Directors recommends a vote FOR each nominee listed in Proposal 1.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accountants

(Item 2 on Proxy Card)

The Audit Committee has appointed Morison Cogen LLP as the Company’s independent registered public accountants for the Company’s 2008 fiscal year, and has recommended that the stockholders vote for ratification of such appointment. A representative of Morison Cogen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Neither the Company’s By-laws nor other governing documents or law require stockholder ratification of the appointment of Morison Cogen LLP as the Company’s independent registered public accountants. However, the Audit Committee is submitting the appointment of Morison Cogen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain such firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the appointment of Morison Cogen LLP.

The Board of Directors recommends a vote FOR Proposal 2.

Independence of the Board of Directors

After review of all relevant information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its senior management and independent auditors, the Board of Directors has determined affirmatively that Steven P. Pruit, Jr., Jeffrey Muchow and Thomas M. Pickard, Sr. are independent directors (and not “interested persons” within the meaning of the Investment Company Act of 1940). Independent directors are those directors that are determined not to be interested persons within the meaning of the Investment Company Act of 1940.

Code of Ethics

The Company has adopted a Code of Ethics that also applies to its principal executive officer and principal financial officer. The text of the Code of Ethics is available on the Company’s website at http://www.unicapman.com.

Meetings of the Board of Directors and Committees

Directors do not receive compensation for their services as directors.

The Board of Directors held 3 meetings during fiscal year 2007. All Company directors are expected regularly to attend Board and committee meetings and stockholder meetings and to spend the time needed, and meet as frequently as necessary, to discharge their responsibilities properly. During fiscal year 2007, each member of the Board of Directors attended at least 75% in the aggregate of the number of meetings of the Board of Directors and Committees of the Board of Directors on which he served, held during the period for which he was a director or committee member, respectively.

The sole standing committee of the Board is the Audit and Compliance Committee. The members of this committee are appointed by the Board. The independent directors approve the compensation of the executive officers.

The Board does not feel it is necessary to have a Nominating Committee because the Company does not anticipate the need to locate new board members on any repeated basis. The entire Board of Directors participates in the consideration of nominees. Accordingly, at the present time, the Board also will not accept director nominations from stockholders. Nominees for director are selected on the basis of their integrity, experience, achievements, judgment, intelligence, person character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that he or she will be able to serve on the Board for a sustained period, and significantly, whether the nominee has industry specific experience in various industries that is relevant in light of the Company’s business.

The Board does not feel it is necessary to have a Compensation Committee because the Company has a small number of employees and has only two executive officers. Presently, the independent directors review and approve the compensation provided to the executive officers.

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) is currently comprised of Steven P. Pruit, Jr. (Chair), Jeffrey Muchow and Thomas M. Pickard, Sr. Each of the members of the Audit Committee is independent as currently defined under Rule 10A-13(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, and no such member is an “interested person” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

The Audit Committee is responsible for overseeing the adequacy of corporate accounting, financial and operating controls, and the engagement of the Company’s independent auditors. The Audit Committee meets with the Company’s independent auditors to review the services rendered by them to the Company.

The Board has determined that the Company has at least one Audit Committee Financial Expert (as defined by SEC rules) serving on its Audit Committee, and the name of such Audit Committee Financial Expert is Steven P. Pruitt, Jr.

During the 2007 fiscal year, the Audit Committee held 3 meetings.

Audit and Related Fees

Morison Cogen LLP has been the independent accounting firm and has audited the financial statements of the Company since August 16, 2004 (inception).

The following table shows the aggregate fees billed to the Company by Morison Cogen LLP for professional services rendered during the fiscal years ended April 30, 2006 and April 30, 2007:

	Amount ($)
Description of Fees	May 1, 2005 – April 30, 2006	May 1, 2006 – April 30, 2007
Audit Fees	$32,100	$32,965
Audit-Related Fees	$0	$0
Tax Fees	$1,500	$4,100
All Other Fees	$0	$0

Total	$33,600	$37,065

Audit Fees

Represents fees for professional services provided for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in the Company’s quarterly reports.

Audit-Related Fees

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including audit services provided in connection with the audit of the Company’s retirement plan.

Tax Fees

Represents fees related to tax audit and other tax advisory services, tax compliance and tax return preparation.

The Audit Committee pre-approves all work done by its outside auditors.

Executive Officers of the Company

The following table lists the names, ages and positions held by all executive officers of the Company:

Name	Age	Position
Michael D. Queen	51	President and Director
Joseph Drennan	62	Vice-President, Chief Financial Officer, Treasurer, Secretary and Director

Information about Messrs. Queen and Drennan, is found beginning on page 6.

COMPENSATION DISCUSSION AND ANALYSIS

The Company does not have a compensation committee. The independent directors are responsible for reviewing and establishing compensation for senior executives.

The Company’s executive compensation program is designed to achieve the following objectives: (i) provide direct compensation and rewards programs that are externally competitive to attract and retain the talent needed, (ii) motivate and reward executive officers whose knowledge, skills, performance and business relationships are critical to the Company’s success, (iii) motive executive officers to increase stockholder value and reward executive officers when stockholder value increases, (iv) compensate the Company’s executive officers to manage the Company’s business to meet its long-range goals and (v) provide compensation that aligns with business objectives and shareholders’ interests.

For the fiscal year ended April 30, 2007, the principal components of compensation for the Company’s executive officers were annual base salary and long-term equity incentive compensation. The independent directors subjectively apportion total compensation among these elements in such proportions as they determine are appropriate in the circumstances and, therefore, such apportionment may vary from time to time and among executives. The independent directors retain the flexibility to consider various factors when making compensation decisions, including external market forces, individual circumstances and performance.

Base salaries for executives, including the President, are set according to the responsibilities of the position, the specific skills and experience of the individual, the individual’s performance and the competitive market for executive talent. The independent directors review salaries annually and adjust them as appropriate to reflect changes in market conditions and individual performance and responsibilities. The compensation of the President in fiscal year 2007 was determined in a manner substantially consistent with that of other executive officers, taking into account the independent directors’ evaluation of the Company’s need to attract, motivate and retain a highly qualified President. The President of the Company participates in the determination of salaries of other executive officers.

The Company may award long-term equity incentive awards to executive officers, including the named executive officers, as part of its total compensation package. The independent directors review and approve the amount of each award to be granted to each named executive officer. Long-term equity incentive awards are made pursuant to the 2006 Equity Incentive Plan originally adopted in 2006 (the “2006 Plan”).

The Company’s long-term equity incentive is currently in the form of options to acquire its common stock. Stock option awards provide the Company’s executive officers with the right to purchase shares of its common stock at a fixed exercise price for a period of up to ten years under the 2006 Plan. Stock options are granted under the 2006 Plan at a price not less than the prevailing market price at the time of grant and will have realizable value only if the Company’s stock price increases.

The independent directors will determine the amount and features of the stock options, if any, to be awarded to executive officers. They will evaluate a number of criteria, including the past service of each such executive officer to the Company, the present and potential contributions of such executive officer to the Company’s success and such other factors as they shall deem relevant in connection with accomplishing the purposes of the 2006 Plan, including the executive officer’s current stockholdings, years of service, position with the Company and other factors. However, they will not apply a formula assigning specific weights to any of these factors when making such determination.

The executive officers are also eligible to participate in a health insurance program offered by the Company to its employees.

During the year ended April 30, 2007, the officers and directors of the Company surrendered their rights to compensation that had been deferred in the current year as well as all previous years. This deferred compensation amounted to $575,531, and is reflected as contributed capital in the Company’s financial statements.

None of the Company’s executive officers have employment, severance or change-of-control agreements. The Company’s executive officers serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement.

The base salaries paid to the Company’s named executive officers during the Company’s prior three fiscal years are set forth below in the “Summary Compensation Table”.

The independent directors from time to time determine whether to award options to purchase shares of the Company’s common stock to the Company’s executive officers, including its named executive officers. The stock option awards made to the Company’s named executive officers during the fiscal year ended April 30, 2007, are set forth below in “Grants of Plan-Based Awards”.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Independent Directors who fulfill the function of approving executive compensation are:

Steven P. Pruitt, Jr
Jeffrey P. Muchow
Thomas M. Pickard, Sr.

Such Independent Directors have reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The following table sets forth information concerning the compensation received by the executive officers of the Company for the fiscal year ended April 30, 2007:

Summary Compensation Table

Name and Principal Position	Fiscal Year		Salary ($)	Total ($)
Michael D. Queen President	2007	(1)	$175,000	$175,000
William R. Colucci Vice President and Secretary	2007	(1)	$125,000	$125,000
Joseph T. Drennan Chief Financial Officer and Vice President	2007	(1)	$125,000	$125,000

(1) During the fiscal year ended April 30, 2007, the officers and directors of the Company surrendered their rights to compensation that has been deferred in the current year as well as all previous years. Such deferred compensation is reflected as contributed capital in the Company’s financial statements.

The following table sets forth information concerning each grant of an award made to a named executive officer in the fiscal year ended April 30, 2007 under any plan:

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards[2]
William R. Colucci	May 25, 2006	50,000	$2.00	$56,000

(1) The amounts in the “All Other Options Awards” column reflect the number of shares underlying options granted to each named executive officer during the fiscal year ended April 30, 2007 under the 2006 Equity Incentive Plan.
(2) The amount in the “Grant Date Fair Value of Option Awards” column reflect the dollar amount recognized by the Company for financial statement reporting purposes under FAS 123(R) for the fiscal year ended April 30, 2007, disregarding the estimate of forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

The following table sets forth information concerning unexercised options for each named executive officer outstanding as of April 30, 2007:

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Name of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William R. Colucci	50,000	0	$2.00	May 24, 2016

None of the named executive officers exercised stock options during the year ended April 30, 2007.

Other than the 2006 Equity Compensation Plan the Company does not currently have any stock option, pension plan, long-term incentive plan, or other compensation plan.

The Company has not entered into any employment agreements with any of its officers or directors. Directors are not currently compensated for their services as directors.

Equity Compensation Plan Information

The following table summarizes information regarding securities authorized for issuance under the Company’s 2006 Equity Incentive Plan as of April 30, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	185,000	$2.00	1,415,000

Equity compensation plans not approved by security holders	0	0	0

Total:	185,000	$2.00	1,415,000

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of the Audit and Compliance Committee

In fiscal 2007, the Audit and Compliance Committee was comprised of three outside directors, Messrs. Steven P. Pruitt, Jr., Jeffrey Muchow and Thomas M. Pickard, Sr., appointed by the Board of Directors. The Audit and Compliance Committee is governed by a written charter adopted and approved by the Board of Directors, and a copy of the charter was included with the proxy statement filed with the Securities and Exchange Commission on November 1, 2005. The Audit and Compliance Committee will review its charter annually.

Review of the Company’s Audited Financial Statements for the 2006 Fiscal Year

The Audit and Compliance Committee has reviewed and discussed the audited financial statements of the Company for the 2007 fiscal year with the Company’s management. The Audit and Compliance Committee has discussed with Morison Cogen LLP, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T.

The Audit and Compliance Committee has also received the written disclosures and the letter from Morison Cogan LLP relating to its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and the Audit and Compliance Committee has discussed with Morison Cogen LLP the independence of that firm.

Based on the Audit and Compliance Committee’s reviews and discussions noted above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2007 fiscal year, for filing with the SEC.

Audit and Compliance Committee
Mr. Steven P. Pruit, Jr. (Chairman)
Mr. Jeffrey Muchow
Mr. Thomas M. Pickard, Sr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the period from May 1, 2006 through April 30, 2007, its officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 16, 2006, David Bovi, who was the beneficial owner of over 5% of the issued and outstanding common stock of the Company, was granted options to purchase 400,000 shares of the Company’s common stock at an exercise price of $2.00 per share, pursuant to a Stock Option Agreement. Mr. Bovi exercised such options to purchase 400,000 shares of the Company’s common stock on June 15, 2006 at an exercise price of $2.00 per share. The exercise price was paid by delivery of a promissory note made by Mr. Bovi as permitted by the Company’s 2006 Equity Incentive Plan. The Promissory Note was (i) recourse to Mr. Bovi, (ii) would have matured in June 2007, (iii) bore interest at 4.8% per year, which was no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan was made and (iv) was collateralized by the 400,000 shares of the Company’s common stock purchased by Mr. Bovi pursuant to the option exercise. The shares were issued on June 30, 2006. On October 25, 2006, Mr. Bovi agreed to transfer 1,000,000 shares of the common stock of Extreme Visual Technologies, Inc. to the Company and the Company agreed to accept such shares in full satisfaction of Mr. Bovi’s obligations to the Company under the Promissory Note.

Review and Approval of Transactions with Related Persons

We do not have a formal, written policy solely for the review and approval of transactions with related parties. However, our Code of Ethics provide guidelines for reviewing and handling conflict of interest transactions with our directors, officers and employees. The Board of Directors including all of the directors who are not interested persons of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended are responsible for reviewing all related party transactions. Before approving any such transaction, the Board of Directors would take into account all relevant facts and circumstances that it deems appropriate, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products, and if applicable, the impact on a director’s independence. Only those transactions that, in light of known circumstances, are fair as to, and in the best interests of the Company and its shareholders, as the Board of Directors determines in the good faith exercise of its discretion, shall be approved. The affirmative vote of a majority of the Board of Directors and a majority of the directors that are not interested persons of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, is required to approve all related party transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

See disclosure above under the heading “Compensation Committee Report”, listing the independent directors who fulfill the function of approving executive compensation. To the knowledge of the Company, no interlocking relationship exists between any member of the Company’s Board of Directors in its capacity as Compensation Committee and any other member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

COMMUNICATIONS FROM STOCKHOLDERS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed to the Company’s Corporate Secretary at Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, Delaware 19808. All such communications will be compiled by the Corporate Secretary and submitted to the Board of Directors or the individual director so designated on a periodic basis. The Board of Directors has instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward items if they are deemed of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by the Board of Directors. These screening procedures are designed to assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner, and have been approved by a majority of the independent directors of the Board of Directors. All communications directed to the Audit Committee in accordance with the procedures set forth in this paragraph that relate to questionable accounting or auditing matters involving the Company will be forwarded promptly and directly to the Chairman (or another member) of the Audit Committee.

GENERAL INFORMATION

Stockholders who wish to obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for the 2006 fiscal year, as filed with the SEC, may do so by writing or calling Joseph T. Drennan, Secretary, Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, Delaware 19808 (telephone: 302-998-8824).

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits a single set of such documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicative information received at a household and reduces mailing and printing costs as well.

If one set of these documents was sent to your household for the use of all Company stockholders in your household, and one or more of you would prefer to receive your own set, please contact the Company at the address or telephone number set forth above.

In addition, (i) if any stockholder who previously consented to householding desires to receive a separate copy of the proxy statement or annual report for each stockholder at his or her address or (ii) if any stockholder shares an address with another stockholder and both stockholders of such address desire to receive only a single copy of the proxy statement or annual report, then such stockholder should contact the Company at the address or telephone number set forth above.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2007 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO JOSEPH T. DRENNAN, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors

/s/ Michael D. Queen
Michael D. Queen
President

Date: September 7, 2007
Wilmington, Delaware